UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012
___________

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2012, NII Holdings, Inc. (the "Company") held its 2012 Annual Meeting of Stockholders, at which four proposals were submitted to and approved by its stockholders. The final voting results are as follows.

1.
Election of Directors. In an uncontested election, each of the following nominees was elected, by majority vote, to the Board of Directors for a three year term expiring in 2015. The following table reflects the voting results for each nominee:

	For	Against	Abstain	Broker Non-Votes
Kevin L. Beebe	134,690,401	3,500,027	598,989	16,470,568
Carolyn F. Katz	135,346,271	2,884,568	598,578	16,470,568

2.
Advisory Vote on Executive Compensation. The stockholders advised that they agreed with the compensation of the Company's Named Executive Officers as disclosed in the Company's proxy statement by the following vote:

For	Against	Abstain	Broker Non-Votes
130,167,255	5,626,331	2,995,831	16,470,568

3.	2012 Incentive Compensation Plan. The stockholders approved the 2012 Incentive Compensation Plan by the following vote:

For	Against	Abstain	Broker Non-Votes
130,553,741	8,087,181	148,495	16,470,568

4.	Auditor Ratification. The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2012 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
153,088,479	2,133,989	37,517	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: May 10, 2012	By: /s/ SHANA C. SMITH
Shana C. Smith
Assistant Secretary